UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2011 (March 31, 2011)

Baldwin Technology Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
1-9334	13-3258160
(Commission File Number)	(IRS Employer Identification No.)
Two Trap Falls Road, Suite 402, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)
203-402-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On March 31, 2011, the Board of Directors of Baldwin Technology Company, Inc. (the “Company”) approved management’s recommendation to discontinue its food blending and packaging business and to implement a plan (the “Plan”) to restructure some of the Company’s existing operations. Management’s recommendations resulted from an internal strategic planning initiative focused on improving the Company’s operating performance and building for the future.

In connection with the discontinued food blending and packaging business, the Company will take a charge of approximately $2.5 million during its fiscal third quarter and expects to take additional charges during its fiscal fourth quarter ending June 30, 2011 totaling approximately $3 million.  See Item 2.06 below for additional information related to the discontinued operations.

Actions under the restructuring Plan commenced in March 2011 and are expected to be substantially completed by the end of the fiscal year.  Costs associated with the Plan will be charged to the Company’s results of operations during the fiscal third quarter and consist of $1.8 million of employee personnel costs in Germany, Japan, Sweden and in the United Kingdom as well as $0.6 million of facility lease termination and other facility-related costs.  The Company expects to incur costs of approximately $2.4 million under the Plan, of which approximately $800,000 will be paid in cash during its current fiscal year and approximately $1.4 million will be paid in cash during Fiscal 2012. The Company estimates that annual savings from the reductions under the Plan will be approximately $600,000 in its current fiscal year and approximately $5 million in Fiscal 2012.

Item 2.06	Material Impairments

In connection with the discontinued food blending and packaging business in Addison, Illinois, the Company will record a non-cash charge of approximately $2.5 million during its fiscal third quarter for goodwill and intangible asset impairment, fixed asset write-downs and other associated costs.  In addition, the Company expects to record an additional charge during its fiscal fourth quarter ending June 30, 2011 of approximately $3 million as a facility charge on the cease-use date and approximately $100,000 for employee terminations.

Item 8.01	Other

On April 5, 2011, the Company issued a press release reporting that it would record a charge for the above-described Plan and related impairment charge.  A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated April 5, 2011 entitled “Baldwin Announces Strategic Actions to Optimize Performance – Plans to Consolidate Locations, Reduce Headcount and Exit Non-Core Business” (filed herewith).

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s expected restructuring and related charges and expenses associated with the Plan, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the following risks and uncertainties: the Company’s restructuring and related charges and expenses associated with the Plan varying materially from management’s current estimates of these charges and expenses due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the Plan; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and other Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC.
(Registrant)

		By:	/s/ Ivan R. Habibe
Ivan R. Habibe
Vice President, Chief Financial
Officer and Treasurer

Dated:	April 6, 2011

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